CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated June 25, 2009 with respect to the audited consolidated financial statements of Nacel Energy Corporation for the two years ended March 31, 2009 and 2008 and the period from February 7, 2006 through March 31, 2009.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone−bailey.com
Houston, Texas

December 31, 2009